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                                THIRD AMENDMENT

                TO DISTRIBUTION AGREEMENT DATED OCTOBER 28, 1994
               AS AMENDED ON APRIL 24, 1997 AND OCTOBER 31, 1997

 This Amendment is made and entered into as of this 6th day of March, 1999.

                                     Among

              NEW DIMENSION SOFTWARE LTD.
              a corporation organized and existing under the laws of Israel with its principal place of business at Bldg. 7, Alaim Industrial Park, P.O. Box 43227, Tel Aviv, Israel 61430 (hereinafter referred to as: the "Company")

                                      and

              BOOLE & BABBAGE EUROPE
              a corporation organized and existing under the laws of the Republic of Ireland with its principal place of business at Sadyford Business Centre, Burtonhall Road, Faxrock Dublin 19, Ireland (hereinafter referred to as: the "Distributor")

      WHEREAS on October 26, 1994, the Company and the Distributor entered into a distribution agreement (hereinafter: "the 1994 Distribution Agreement") whereby the Distributor was granted exclusive distribution rights in certain territories with respect to certain proprietary Software Products of the Company; and

      WHEREAS the 1994 Distribution Agreement has been amended by the Company and Distributor on April 24, 1997 (hereinafter: the "First Amendment") and on October 31, 1997 (hereinafter: the "Second Amendment") and the Company, Distributor and Boole & Babbage, Inc., the parent company of Distributor ("Boole"), have entered into that certain letter agreement dated December 22, 1998, which provides for additional agreements between the Company and Distributor with respect to the Company's right to notify Distributor of its termination of the Distribution Agreement in connection with the announcement by BMC Software, Inc. ("BMC") of its acquisition of Boole (the "Letter Agreement"); and

      WHEREAS the Company and Distributor wish to amend certain provisions of the 1994 Distribution Agreement, the First Amendment, the Second Amendment and the Letter Agreement, subject to and in accordance with the provisions and conditions herein.


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NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:

1.   Preamble, Schedules and Captions

     The Preamble to this Third Amendment constitutes an integral part hereof. This Third Amendment's captions are provided for the sake of convenience and shall not be used to constitute the provisions hereof.

2. Definition, Terms and Provisions of the 1994 Distribution Agreement, First Amendment, Second Amendment and the Letter Agreement

     Except as expressly provided for herein, all the definitions, terms and provisions of the 1994 Distribution Agreement, the First Amendment, the Second Amendment and the Letter Agreement shall apply hereto mutatis mutandis.

3. Sections 7.1 and 7.2 of the 1994 Distribution Agreement are hereby amended to read in their entirety as follows:

     "7.1 In the event of a Change of Control (other than a Change of Control by the Company where BMC Software, or a subsidiary of BMC Software is the Merging Party) by either party or by BBI, both the Company and the Distributor (hereinafter: the "Terminating Party") shall have the right (but not the obligation) to terminate the Agreement as of the date a public announcement concerning such Business Transaction (by an official press release or otherwise) has been made (hereinafter: the "Triggering Event"), in accordance with the following provisions:

4.   Effective Date

     The effective date of this Third Amendment is March 6, 1999.

5.   General

     5.1 Other than as expressly stated and amended hereinabove the 1994 Distribution Agreement as amended in the First Amendment and the Second Amendment, and the terms and provisions therein, shall continue to exist and bind the parties and nothing contained herein shall be deemed to derogate from or change the 1994 Distribution Agreement, and the First Amendment and the Second Amendment thereof or any of the parties' rights and obligations in accordance therewith other than as expressly provided for herein and in the Letter Agreement. However, should any provision herein contradict any provision of the 1994 Distribution Agreement, the First Amendment, the Second Amendment or the Letter Agreement, this Third Amendment shall prevail.

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5.2      The provisions contained herein set forth the entire amendment of the
         1994 Distribution Agreement as amended in the First Amendment and the Second Amendment with respect to the subject matter hereof and supersedes all previous communications, representations or agreements (excluding the Letter Agreement), whether oral written with respect to the subject matter hereof.


5.3 Subject to any legal duty to which both parties, being public companies, are subject, the contents and timing of any public announcement or press release regarding this Third Amendment are to be approved in advance by the designated officer is the Company's Chief Executive Officer and in case of the Distributor the designated officer is the Chief financial Officer of Boole & Babbage Inc.


IN WITNESS WHEREOF, the parties have executed this Third Amendment.


New Dimension Software Ltd.         Boole & Babbage Europe
[NEW DIMENSION SOFTWARE LTD. LOGO]

By: /s/ RONI A. EINAV               By: /s/ PAUL E. NEWTON
   ------------------------------      -----------------------------------------
Name:   Roni A. Einav               Name: President & CEO, Boole & Babbage, Inc.
     ----------------------------        ---------------------------------------
Title: CHAIRMAN                     Title:  Paul E. Newton
      ---------------------------         --------------------------------------


By: /s/ DAN BARNEA
   ------------------------------
Name:   Dan Barnea
     ----------------------------
Title: CEO
      ---------------------------